Exhibit 10.1

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FIAGON NA DISTRIBUTOR AGREEMENT

AGREEMENT effective 10 August 2015 (the “Effective Date”) by and between

Fiagon NA Corporation, a Delaware corporation, with offices at 3913 Todd Lane #101 Austin TX, 78744 (“Fiagon NA” or “Fiagon”)

and

Entellus Medical, Inc., a Delaware corporation, with offices at 3600 Holly Lane North, Suite 40, Plymouth, Minnesota 55447 (“Distributor” or “Entellus”).

RECITALS:

WHEREAS, Fiagon owns the right to sell Fiagon® surgical navigation systems in North America and to appoint distributors to implement that right; and

WHEREAS, Distributor is an experienced distributor of medical products, including products which require FDA approval, and desires to begin offering Fiagon® surgical navigation systems to certain customers; and

WHEREAS, the parties have put into writing the terms of the arrangement by which Distributor will purchase and re-sell certain Fiagon® surgical navigation systems to those certain customers in the Territory (as defined in Exhibit B).

NOW, THEREFORE, in consideration of the above, and the terms and covenants set forth below, the parties agree as follows:

1. Appointment of Distributor. Subject to the terms hereof:

a. Fiagon appoints Distributor as:

i) the exclusive distributor of the Fiagon® branded products identified on the attached Exhibit A (the “Products”) to ENT physicians in offices, clinics, and surgery centers (excluding hospitals) located in the Territory (as defined in Exhibit B); and

ii) the exclusive distributor solely of Fiagon GuideWires that are attached to or sold in combination and conjunction with the Entellus balloon to hospitals in the Territory. For the sake of clarity, Fiagon retains the right to appoint other distributors to sell all Products to hospitals in the Territory except for Fiagon GuideWires that are attached to or sold in combination and conjunction with the Entellus balloon.

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The aforementioned distribution rights described in i) and ii) above are, as of the Effective Date, subject to certain limitations due to the distribution rights of other third distributors granted by Fiagon prior to the Effective Date. Specifically, the third party distributors listed in Exhibit G may, as of the Effective Date, continue to sell Fiagon branded products to the ENT accounts specifically mentioned in Exhibit G. Distributor agrees it will not sell Fiagon branded products into the accounts specified in Exhibit G until after [***], unless Fiagon approves in writing at an earlier date of such sales by Distributor.

b. Fiagon hereby warrants that

i) Exhibit G provides a complete list of all third party distributors that have, as of the Effective Date, the right to distribute Fiagon branded products to ENT physicians in the offices, clinics, and surgery centers located within the Territory and that the distributors listed in Exhibit G do not, as of the Effective Date, have the right to sell Fiagon branded products to any ENT physicians in the office, clinic or surgical center settings within the Territory other than the accounts specifically listed in Exhibit G;

ii) it will not grant the right to such distributors to distribute (a) Products to ENT physicians in the offices, clinics, and surgery centers or (b) Fiagon GuideWires that are attached to or sold in combination and conjunction with the Entellus balloon to hospitals, located within the Territory in any extension or renewal (including automatic renewals) of any of the distribution agreements set forth in Exhibit G and will terminate those other distribution agreements set forth in Exhibit G that it cannot amend in accordance with this Section 1 at its first opportunity, without breaching any contracts or otherwise engaging in any prohibited or tortious conduct;

iii) will not enter into any agreements with any third parties that would allow another party to distribute (i) Products to ENT physicians in offices, clinics, or surgery centers or (ii) Fiagon GuideWires that are attached to or sold in combination and conjunction with an Entellus balloon to hospitals located in the Territory; and

iv) During the Term of this Agreement, Fiagon will not collaborate with or support the competitors of Distributor, including [***], or any company intending to develop or commercialize products that are competitive with the Products or Entellus balloon products in the Territory. For the sake of clarity, the foregoing sentence shall not prevent Fiagon from any collaboration with or support of competitors of Distributor with regard to any products outside the Territory, or non-competitive products within the Territory.

d. Distributor agrees not to sell Products outside the Territory unless it has first obtained the written permission of Fiagon. Furthermore, Distributor agrees that it will

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not appoint sub distributors or otherwise cause the Products to be sold in the Territory by non-employees unless it has first obtained the express written consent of Fiagon, which consent can be granted or withheld at Fiagon’s sole discretion. Distributor shall not sell any Products to any third party if Distributor knows or reasonably believes that such third party would re-sell such Products outside the Territory, to an unauthorized reseller, or to an unauthorized customer, however, Entellus shall have the right to sell the Products to a third-party financing company in connection with providing end-users located within the Territory with financing of Products and the Parties understand that Entellus has no control or obligations hereunder to police the third-party financing company’s use or disposal of such Products, provided that Entellus shall instruct such third-party financing companies that it shall not sell such Products outside the Territory. Distributor can sell to any customers within the Territory, even if those customers maintain facilities outside of the Territory, provided that the Products sold to such inter-territorial customers by Distributor are to be consumed within the Territory. Any questions or disputes that arise with regard to which customers are within which territories, shall be submitted to, and resolved by Fiagon at its sole and complete discretion. Inquiries or purchase requests that come to Distributor from potential customers outside its Territory shall be referred to Fiagon’s distributor in the territory in which the potential customer is located. Distributor shall adhere to the terms of any Fiagon published distributor policies that relate to Product promotions, marketing and sales initiatives that may have impact outside of a distributor’s territory.

2. Fiagon’s Obligations. During the Term of this Agreement, Fiagon agrees:

a. That Fiagon will sell the Products to Distributor at Distributor Pricing (as defined below) for resale by Distributor in accordance with the terms and conditions of this Agreement and all exhibits and attachments. The current Distributor Pricing for the Products is described in Exhibit C attached hereto. Once per contract year, Fiagon NA may modify its Distributor Pricing by providing to Distributor no less than thirty (30) days prior written notice of that modification(s), however, Fiagon NA may not modify the pricing of any Products sold to Distributor pursuant to customer agreements under which pricing has been previously agreed upon;

b. To provide, when reasonably requested by Distributor, copies of such technical data, brochures and promotional and advertising material, as may be produced from time to time by Fiagon NA. Fiagon NA reserves the right to charge Distributor an amount not to exceed Fiagon NA’s actually incurred materials costs for such brochures, promotional, and advertising material;

c. To cause Fiagon NA employees to meet from time to time with customers and potential customers in the Territory, especially key opinion leaders, to build relationships, obtain clinical information, and support the efforts of Distributor;

d. To forward to Distributor leads obtained by Fiagon NA of potential customers in the Territory;

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e. To create a program for providing technical updates, product training, market information, and other distributor support;

f. To enable Distributor to acquire, at favorable pricing or terms, Products that will be solely used to demonstrate functionality and features to potential customers;

g. To provide Product repair services to Distributor;

h. To address warranty issues that cannot be handled in the field by Distributor;

i. To attend at Fiagon’s expense, from time to time, meetings, conferences, and other industry activities to try to establish a national or regional recognition of the Products, and provide to Distributor, when possible, the opportunity to also attend such meetings, conferences and activities at Distributor’s expense;

j. To develop and from time to time update distributor policies and procedures to deal in a dynamic fashion with situations that arise in connection with the efforts of Fiagon NA and its distributors to effectively market and sell the Products;

k. That Fiagon NA and Distributor will promptly communicate to each other any customer complaints or adverse events, including those that require an MDR. Fiagon NA is required to investigate and provides a remedy to complaints and adverse events in cooperation with Entellus. Fiagon NA is responsible for filing all MDRs (medical device reports);

l. That Fiagon NA is responsible for reporting any product recall to Distributor and will be responsible for all costs associated with the recall;

m. That Fiagon NA will obtain and maintain all clearances to market the product in the Territory including regulatory approvals; and

n. Throughout the term of this Agreement, including any sell-off period in accordance with Section 8(e) hereof, obtain and maintain at its own cost and expense, from a qualified insurance company, commercial general liability insurance, for the entire Territory, naming Distributor as an additional named insured. Such insurance policy shall include blanket contractual liability, products liability and operations liability. The amount of coverage shall be a minimum of Five Million U.S. Dollars ($5,000,000.00) (combined single limit) for each single occurrence. Such policy or policies shall provide for thirty (30) days’ written notice to Distributor from the insurer in the event of any cancellation or termination of the policy and shall endeavor to notify Distributor in the event of a modification of the policy. Fiagon shall, upon written request, provide Distributor with proof that such insurance is in force.

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3. Distributor Obligations. Distributor hereby accepts the rights and obligations of a Fiagon NA distributor pursuant to this Agreement and agrees that, so long as this Agreement is in effect, it will:

a. Promote, demonstrate and sell Products using best efforts with a view to generating increased sale of Products pursuant to this Agreement. Distributor agrees to provide detailed sales activity reporting to Fiagon NA with the frequency and content established in Fiagon NA’s standard dealer policies and to similarly report on Product usage and other information requested by Fiagon NA as part of its marketing efforts;

b. Maintain well-trained and informed sales, marketing and technical personnel. Within the schedule attached as Exhibit D, Distributor will appoint a member(s) of its staff to become the Fiagon® systems subject matter expert(s) in order to support the efforts of Distributor’s sales personnel. Distributor will provide the resources reasonably necessary to enable its personnel to competently present and support the Products to potential customers. Until subject matter excellence is achieved by Distributor, it shall, for major sales opportunities, be entitled to request sales assistance from Fiagon NA. Distributor will provide Fiagon NA with sufficient notice of such presentations to make necessary arrangements. Fiagon NA shall be entitled to test the specified Fiagon® subject matter experts to assess whether Distributor has complied with this obligation;

c. Maintain a sufficient inventory of Product to ensure prompt delivery of customers when orders are placed;

d. Deliver Products with the original unaltered labeling and logos to customers in Fiagon® packaging and with the instructions and materials provided by the manufacturer;

e. Pay for the Products at the prices and upon the terms and conditions set forth in this Agreement (including exhibits and attachments) or otherwise established by Fiagon NA;

f. Provide technical support services to purchasers of Products in the Territory, including “first line” evaluation or treatment of warranty issues;

g. Make no representations or warranties of Product performance beyond the written representations made by Fiagon in its advertising or otherwise make false or misleading representations or warranties concerning the Products;

h. Promptly and accurately comply with all FDA and other reporting requirements relating to the experiences with use of the Products in the fashion directed by Fiagon NA’s policies including, without limitation, reports of material malfunctions, death or disability required under 21 CFR § 803;

i. Provide to Fiagon NA estimates of Distributor’s anticipated purchases during the up-coming quarter or year in the manner described in Fiagon NA’s applicable policies and promptly notify Fiagon NA if Distributor anticipates a material departure from its estimates for the upcoming period(s). A failure to accurately forecast purchases shall not constitute a breach of this Agreement but may affect the timing of delivery of Products ordered by Distributor;

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j. Aspire to purchase the dollar value of Products that are prescribed in the Performance Standards attached hereto as Exhibit E;

k. Comply with all laws or regulations applicable to it or to its activity of purchasing Products from Fiagon NA and marketing and reselling Products in the Territory;

l. Refrain from marketing or selling any image-guided surgery navigation system products that are substitutes for the Products or any other products that directly compete with the Products. The Parties understand that a product does not “directly compete” with a Product if it performs the same function in a materially different way. For example, a tool used to confirm the location of a surgical instrument by endoscopic visualization or by transdermal illumination does not “directly compete” with an IGS system that confirms the location of the instrument by computer-assisted extrapolation of the instruments position;

m. Upon request, cooperate with Fiagon NA employees in connection with marketing, sales, and Product support initiatives of Fiagon NA directed to customers and potential customers in the Territory;

n. Throughout the term of this Agreement, including any sell-off period in accordance with Section 8(e) hereof, obtain and maintain at its own cost and expense, from a qualified insurance company, commercial general liability insurance, for the entire Territory, naming Fiagon as an additional named insured; such insurance shall include blanket contractual liability, operations liability, advertising injury, and cross liability with an amount of coverage of at least $5,000,000 per occurrence and products liability insurance with an amount of coverage of at least $10,000,000 per occurrence; such insurance amounts may be met via a combination of primary and umbrella policies; such policy or policies shall provide for thirty (30) days’ written notice to Fiagon from the insurer in the event of any cancellation or termination of the policy and shall endeavor to notify Fiagon in the event of a modification of the policy; Distributor shall, upon written request, provide Fiagon with proof that such insurance is in force; and

o. Adhere to all policies and procedures published by Fiagon NA for implementation of its distributor relationships, unless such policies and procedures violate any terms of this Agreement.

4. Use of Trademarks and Trade Names. Nothing in this Agreement shall be read as transferring ownership in any intellectual property belonging to any party. Fiagon NA grants Distributor limited permission during the Term of this Agreement to use the trademarks and trade names of Fiagon and solely to (i) designate the source of a Product; (ii) identify Distributor as an authorized distributor of Fiagon NA or the Products, and (iii) subject to the limitation set forth below, promote, market and sell Products in the Territory. Distributor’s use of the trademarks and trade names of Fiagon and Fiagon NA must comply with any reasonable usage guidelines provided in writing by Fiagon NA to Distributor. Distributor is required to secure prior written approval from Fiagon NA before using the Fiagon® trademarks or Fiagon or Fiagon NA trade names on any advertising or promotional material. If, in Fiagon NA’s sole

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opinion, any proposed material contains a matter which may lessen the value of such trademark, Distributor agrees to delete or modify such matter to the satisfaction of Fiagon NA prior to printing, distribution or use of such material. Distributor shall have the right to incorporate Entellus trademarks and tradenames in marketing materials alongside the trademarks and trade names of Fiagon. Fiagon agrees it will secure Distributor’s prior written approval before distributing any marketing materials that includes Distributor’s trademarks and trade names.

5. Confidential Information and Trade Secrets, Non-Disparagement and Injunctive Relief.

a. Confidential Information and Trade Secrets. The parties acknowledge and agree that as a result of the relationship established by this Agreement, they may obtain access to Confidential Information of the others. “Confidential Information” means any information disclosed by either Fiagon or the Distributor (each a “Disclosing Party”) to the other party (each a “Recipient”) which relate directly or indirectly to the Disclosing Party’s products, services or business and which is disclosed in tangible or electronic form and clearly marked as “confidential” or “proprietary” or bears a similar designation, is disclosed orally or otherwise in intangible form and identified as confidential at the time of disclosure followed within 30 days of disclosure by a written transmission containing a summary of the disclosed information and confirming its confidential or proprietary nature, and/or should reasonably be understood to be confidential or proprietary given the nature of the disclosed information and/or the circumstances surrounding disclosure. Confidential Information may include technology, ideas, concepts, drawings, designs, inventions, discoveries, improvements, patents, patent applications, specifications, trade secrets, prototypes, processes, notes, memoranda and reports, or visual representations concerning the Disclosing Party’s past, present or future research, technology, know-how, and concepts, or computer programs, software code, written documentation, products, information concerning vendors, members, customers, prospective customers, employees and prospective employees, market research, sales and marketing plans, distribution arrangements, financial statements, financial information, financing strategies and opportunities and business plans. A Recipient shall keep Confidential Information of the Disclosing Party confidential and shall not disclose it to any unaffiliated third party or use it for any purpose other than to exercise its rights and fulfill its obligations under this Agreement without the prior written consent of the Disclosing Party. The Recipient agrees to preserve the confidentiality of such information with at least the same degree of care as that taken by the Recipient to preserve and protect its own confidential or proprietary information, and in no case less than a reasonable degree of care. The Recipient shall not be obligated to maintain any information in confidence, if: the information was lawfully in the Recipient’s possession or was known to it prior to its disclosure from the Disclosing Party as evidenced by written records; the information is, at the time of disclosure, or thereafter becomes public knowledge without the fault of the Recipient; the information is or becomes rightfully available on an unrestricted basis to the Recipient from a source other than the Disclosing Party which did not acquire the same under an obligation of confidentiality to the Disclosing Party; or the information becomes available on an unrestricted basis to a third party from the

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Disclosing Party or from someone acting under its control. Further, the Recipient may disclose the Disclosing Party’s Confidential Information if and to the extent disclosure is required by subpoena or pursuant to a demand by any governmental authority, provided, however, that before such disclosure, the Recipient shall, to the extent permitted, notify the Disclosing Party of its intent to do so, and give the Disclosing Party reasonable opportunity to take action to protect its rights and interest in such information. Neither party shall disclose the terms of this Agreement to an unaffiliated third party without the prior written approval of the other party, except for legal, financial, accounting, or other similar advisors who have a need to know any of such terms and agrees to keep them confidential. The parties shall have the right to disclose the terms of this Agreement to current shareholders and in connection with bona fide fund raising or sale of stock, provided that such disclosure is no broader than necessary to satisfy such purpose and is made under a confidentiality agreement including substantially similar confidentiality terms as provided herein.

b. Non-Disparagement. The parties shall not, directly or indirectly, during the Term of this Agreement or at any time thereafter, do or refrain from doing anything that may untruthfully disparage the reputation, prestige, value, image or impression of their respective trademarks or any other intellectual property of the party, the other party, the Products, or any of the other party’s officers, directors, affiliates, personnel, products, brands, or related companies, by words, actions or other communications, or by any omissions to speak, act or otherwise communicate, or in any other manner whatsoever.

c. The parties understand and acknowledge that any breach of Section 5a or 5b or certain other breaches hereof may cause the non-breaching party irreparable harm, the amount of which may be difficult to ascertain, and therefore agrees that notwithstanding the provisions of Section 14 hereof, the non-breaching party shall have the right to apply to a court of competent jurisdiction for specific performance and/or an order restraining and enjoining any such further breach and for such other relief as the non-breaching party shall deem appropriate. Such right of the non-breaching party is to be in addition to the remedies otherwise available to the non-breaching party at law or in equity. The breaching party hereby expressly waives the defense that a remedy in damages will be adequate and any requirement in an action for specific performance or injunction for the posting of a bond by the non-breaching party.

6. Terms and Conditions of Sale. No order for Products is deemed made until accepted by Fiagon NA. The Terms and Conditions of Sale attached as Exhibit F, as modified from time to time by Fiagon NA upon reasonable notice to Distributor, shall govern all such orders. Distributor acknowledges that these Terms and Conditions supersede any terms and conditions on any purchase order or other document supplied by Distributor to Fiagon NA. The parties shall separately establish, and Fiagon NA may from time to time review and modify, the credit terms, if any, granted by Fiagon NA to Distributor.

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7. Warranty and Limitation on Remedies; Disclaimer.

a. Fiagon agrees to pass on to customers the warranties provided by Fiagon on the Products. The term “customer,” as used herein, means the first end-user customer that purchases the Products and not any subsequent purchaser or user. Fiagon warrants that the Products will be free from defects in material and workmanship under normal use and service with proper maintenance for eighteen (18) months. The term for such warranties shall begin upon receipt of a Product by the Distributor’s customers. In the event that Distributor has received a Product from Fiagon more than 180 days prior to its shipment to the customer (the “Excess Period”), Distributor shall reimburse and indemnify Fiagon for all costs and expenses from warranty claims that occur within the time period equal to the Excess Period before the end of the eighteen (18) months warranty period. For example, if Distributor ships a Product to a customer after holding it in its inventory for 181 days, then the Distributor shall reimburse and indemnify for any warranty claims that arise on the last day of the 18 month warranty period. In the event that Distributor uses the Product itself for demo or other purposes, it the term of the warranty to Distributor shall begin upon Distributor’s receipt of the Product. Products used by Distributor for demonstration or other purposes may not be sold to customers or any other third parties without Fiagon’s express written consent. Distributor and customers shall promptly notify Fiagon of any known warranty claims and shall cooperate in the investigation of such claims. If any Product is proven to not conform with this warranty during the applicable warranty period, Fiagon shall, at its exclusive option, either: repair, replace the Products, or refund the purchase price paid by Distributor for each non-conforming Product, within a reasonable time after written notification of the non-conformity and return of the Product to Fiagon NA. Fiagon shall have no obligation under the warranty set forth above if the customer fails to notify Fiagon in writing during the warranty period of a non-conformity.

b. Any modification by Distributor or a customer of the Products or any use, misuse or neglect thereof by the customer in a manner inconsistent with the specifications or directions for use or maintenance of the Product shall void the warranty protection provided by Fiagon. Fiagon shall NOT be held liable or assume any responsibility for products damaged by improper installation, handling or maintenance.

c. Fiagon’s obligation in the event of a breach of warranty is limited to the remedies set forth in this Section 7. THE LIMITED WARRANTY SET FORTH ABOVE, OR ANY SUCCESSOR WARRANTY, IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE.

d. In no event, be it for breach of warranty, breach of contract, negligence or any other cause of action shall Fiagon be liable to Distributor or any customer for consequential, incidental or punitive damages even if such damages were reasonably foreseeable.

e. Fiagon’s warranty and responsibility are limited to the Fiagon Products itself. Fiagon takes no responsibility for any direct or indirect cost, losses or damages however incurred.

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f. Returns must be accompanied by a return authorization number (RMA) obtained from Fiagon Technical Support, and prepaid postage and insurance.

g. Fiagon products returned to Fiagon with an RMA will be completed within 1-2 weeks of receipt of the product by Fiagon.

h. Fiagon reserves the right to make changes or improvements in design or manufacturing without assuming any obligation to change or improve products previously manufactured.

i. Fiagon does not make nor does it give the authority to any employee, agent or representative of Fiagon to make any other warranties, or implied warranties, or to waive, alter, vary or add to the terms hereof without the prior written approval of an officer of Fiagon.

8. Term and Termination.

a. Unless sooner terminated by mutual agreement or because of an uncured breach hereof, the initial term of this Agreement begins on the Effective Date and will continue until June 30, 2020 (“Initial Term”). The Agreement will automatically renew in successive 24 month periods thereafter unless either party provides to the other party written notice of non-renewal at least 365 days prior to the end of the then-current term. The Initial Term and all renewal terms constitute the “Term” of this Agreement.

b. This Agreement may be terminated on at least thirty (30) days prior written notice by either of the parties in the event of a material breach by the other party of its obligations under this Agreement, provided the party intending to terminate the Agreement under this section provides the other party a detailed description of the claimed breach in the notice and the breach remains uncured at the conclusion of the 30-day notice period. Notwithstanding anything to the contrary set forth above, either party may terminate this Agreement immediately upon written notice to the other if that other party (i) engages in any act which materially impairs the goodwill associated with the Products or the trademarks of the terminating party; (ii) violates the provisions of Section 5 of this Agreement, (iii) ceases active operation of its business, or (iv) engages in any materially unlawful conduct involving the manufacture, sale or distribution of the Products, whether such is subject to governmental action or not.

c. Fiagon may terminate the Distribution Agreement on at least thirty (30) days prior written notice in the event the Distributor does not meet the performance standards specified in Exhibit E.

d. This Agreement shall automatically terminate if (i) a party files a bankruptcy petition or is the subject of an involuntary bankruptcy petition which is not dismissed within thirty (30) days, becomes insolvent, is subject to an arrangement with creditors, or has a receiver or trustee appointed for its assets, or (ii) Fiagon NA is unable to continue to import Fiagon® surgical navigation systems.

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e. Upon termination or non-renewal of this Agreement, Distributor will immediately cease to represent itself as an authorized distributor of Fiagon or the Products, will immediately cease all use of trademarks or trade names of Fiagon, and will take all action reasonably possible to cause the removal of trademarks and trade names from all signs, directories, business cards, sales literature, advertisements and any other places where Distributor has used these valuable assets; provided that unless this Agreement is terminated for Distributor’s breach or Fiagon NA exercises its option under Section 8.e below, Distributor may, for a period of three (3) months from the termination date, continue to sell such remaining inventory of Products bearing Fiagon® trademarks on a non-exclusive basis as Distributor may have on the effective date of termination, so long as Distributor complies with the terms and conditions of this Agreement and all applicable laws.

f. Upon termination or non-renewal, Fiagon NA may, in its sole discretion, repurchase from Distributor all or any part of Distributor’s inventory of new, currently-supported Products that are in saleable condition at original purchase price from Fiagon NA.

g. Distributor shall assist Fiagon and/or its designee in any reasonable manner, including the granting of access to offices of Distributor at any reasonable time, in order to effect the smooth transition of the distribution to a different distributor and to ensure the continuity of the business of Fiagon and/or its designee after termination of this Agreement.

h. Not later than thirty (30) days after the termination or expiration of this Agreement, Distributor shall render adequate and final accountings to Fiagon with respect to any transaction as to which it has not yet rendered an accounting.

i. In the event of termination or non-renewal of this Agreement for any reason, neither party shall owe any compensation to the other party for lost profits, lost opportunities, goodwill, nor any other loss or damage as a result of or arising from such termination. Distributor acknowledges that it has not paid any consideration for the right to act as Fiagon’s distributor in the Territory.

j. Termination of this Agreement for any reason shall not terminate those provisions which by their terms are intended to be on-going including, without limitation, Sections 5, 7, 8, 11 and 14 hereof or any right to payment for Products.

9. Relationship of the Parties. The relationship established between Fiagon and Distributor by this Agreement is that of a supplier to its distributor. Distributor shall be solely responsible for all costs incurred by Distributor in connection with sale of the Products, including facility, employee, travel, tax and employee costs, except that Fiagon shall be solely responsible for all taxes typically assessed on the manufacturer or importer of the Products (including the Medical Device Excise Tax). Distributor shall be entitled to price the Products as it sees fit. While Fiagon has an interest in the ultimate result of Distributor’s sales efforts, it shall

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not dictate the specific manner in which Distributor conducts its day-to-day affairs. Distributor is not an agent, partner, joint venturer or franchisee of Fiagon. Distributor has no authority to bind Fiagon, transact any business in Fiagon’s name or on its behalf in any manner, or make any promises or representations on behalf of Fiagon. The employees and agents of Distributor are not for any purpose the employees or agents of Fiagon, nor are employees and agents of Fiagon the employees or agents of Distributor for any purpose.

10. Force Majeure. Neither party will be liable for any failure to perform its obligations under this Agreement, if due to any cause beyond the reasonable control of the non-performing party including, without limitation, natural disasters, war, strikes, import restrictions, or legal or regulatory prohibitions.

11. Indemnification.

a. Distributor will indemnify, defend, and hold Fiagon and its parents, affiliates and their respective officers, directors and representatives (collectively, “Fiagon Indemnitees”) harmless from any claims, costs, suits or damages (including reasonable attorneys’ fees and court costs) made or brought against Fiagon as a result of a breach by Distributor of any of the terms of this Agreement.

b. Fiagon will indemnify, defend, and hold Distributor and its parents, affiliates and their respective officers, directors and representatives (collectively, “Distributor Indemnitees”) harmless from any claims, costs, suits or damages (including reasonable attorneys’ fees and court costs) made or brought against Distributor as a result of a breach by Fiagon of any of the terms of this Agreement.

c. The Parties hereby agree that they will cooperate in the defense of any [***] claims brought against them based on the sale or use of the Products within the Territory. It is the Parties intent that the costs of such claims shall be borne by the Party whose products gave rise to the claims. Towards that end, Entellus and Fiagon agree that:

i) Fiagon shall indemnify, defend, and hold Distributor Indemnitees harmless from any costs or damages (including reasonable attorneys’ fees and court costs) arising from a claim that a product [***].

ii) Distributor shall indemnify, defend, and hold Fiagon Indemnitees harmless from any costs or damages (including reasonable attorneys’ fees and court costs) arising from a claim that a product [***].

iii) For any [***], then the Parties agree to indemnify, defend, and hold the other harmless from the portion of any costs or damages (including reasonable attorneys’ fees and court costs) that are attributable to [***]. That is, Fiagon shall indemnify Distributor for [***]. Distributor and Fiagon agree they will share equally any costs or damages (including reasonable attorneys’ fees and court costs) that are not reasonably apportionable to [***].

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d. A party seeking indemnification (an “Indemnified Party”) shall give the other party (an “Indemnifying Party”) written notice of any third party claims covered by Section 11.a, 11.b, or 11c above within ten (10) days of first knowledge thereof. The Indemnifying Party shall have sole and exclusive control of the defense of any legal action, including the choice and direction of legal counsel, and the Indemnified Party shall fully cooperate in the defense thereof.

12. Assignment. This Agreement will inure to the benefit of and be binding upon the permitted successors and assigns of the parties hereto. Distributor may not assign or transfer this Agreement or any right or obligation arising under it to any other party without the prior written consent of Fiagon NA, which consent shall not be unreasonably denied if the proposed assignee establishes the intent and wherewithal to fulfill the Distributor’s duties hereunder to the satisfaction of Fiagon. A merger, sale of a majority of the legal or beneficial interests in the shares of the Distributor or a sale of substantially all the assets shall be deemed an assignment.

13. Fiagon shall provide Distributor at least ten (10) days written notice before Fiagon begins any process to merge with a third party, sell a majority of the legal or beneficial interest in the shares of Fiagon or to sell substantially all of its assets to any third party.

14. Notices. All notices must be in writing and will be deemed to have been given (i) when delivered in person, delivered by internationally-recognized overnight courier or (ii) two (2) days after delivery by facsimile transmission or email if a copy of the facsimile or email is placed in the mail the same day, addressed to such party as set forth below or as may hereafter be specified in writing in accordance with this Section 13:

Fiagon NA:	Fiagon NA
3913 Todd Lane #101
Austin, TX 78744
Facsimile: +49 3302 201 21 15
Email: info@fiagon.com

Distributor:	Entellus Medical
Chief Executive Officer
3600 Holly Lane North, Suite 40
Plymouth, MN 55447
Facsimile: 763-463-1599
Email: bwhite@entellusmedical.com

15. Forum Selection; Controlling Law. This Agreement is deemed to have been made in the State of New York, USA and shall be governed by and interpreted pursuant to New York law. Any disputes arising out of this Agreement or the relationship of the parties hereto shall be litigated exclusively in the state or federal courts of the State of New York, USA. All parties consent to the jurisdiction of New York courts and waive any defense of forum-non-conveniens. This Agreement shall not be subject to the United Nations Convention for the International Sale of Goods.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

16. Attorneys’ Fees. The prevailing party shall be entitled to recovery of costs, including reasonable attorneys’ fees, in any legal action brought in connection with this Agreement.

17. Entire Agreement. This Agreement, including the Exhibits attached hereto, represents the entire understanding of the parties with respect to its subject matter. It incorporates all prior negotiations, representations, and understandings, whether written or oral, with regard to the relationship between Fiagon and Distributor. No supplement, modification, or other change may be made to any of the terms of this Agreement unless contained in a written document signed by both parties.

18. Counterparts and Faxed Signatures. This Agreement may be executed in any number of counterparts by the parties hereto or in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same Agreement. A faxed or emailed signature shall be sufficient to bind a party hereto.

19. Authority. Each party represents that it has the authority to enter into this Agreement and that it constitutes a binding commitment of the party.

IN WITNESS WHEREOF, the undersigned have set their hands, intending to be bound hereby.

FIAGON NA CORPORATION

Dated:	8-10-15	By	/s/ Timo Kruger
		Its	VICE PRESIDENT

DISTRIBUTOR:

Dated:	8-10-15	By	/s/ Robert S. White
		Its	PRESIDENT & CEO

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

PRODUCTS

Distributor will be entitled to purchase from Fiagon NA the following surgical navigation systems and components, parts and ancillary products related thereto, including future upgrades and additions to the product line related to Ear Nose & Throat (“Products”). Fiagon reserves the right to upgrade, modify and supplement its Products:

A-1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

A-2

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

TERRITORY

Unless hereafter modified by mutual written agreement or as a condition of renewal of the Term, Distributor’s Territory consists of the following geographical area:

Territory includes the continental United States of America, Hawaii, Alaska, Puerto Rico, the U.S. Virgin Islands, and any other territories or possessions held by the United States of America as of the Effective Date.

B-1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C

INITIAL DISTRIBUTOR PRICING

The current Distributor Pricing (also referred to herein as the “Transfer Price” or “Transfer Pricing”) for the Products is either described below or in a price list that will be delivered to Distributor:

[***]

C-1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT D

REQUIREMENTS FOR ACQUIRING AND

MAINTAINING EXPERTISE IN CAPABILITIES,

USE AND SUPPORT OF FIAGON® PRODUCTS

The following are the mutually agreed expectations with regard to the development and maintenance by Distributor of internal expertise on Fiagon® Products so as to be able to support the efforts of other Distributor employees in the sales and support of the Products:

Fiagon agrees to work with Distributor to develop future products in joint effort. [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT E

INITIAL PERFORMANCE STANDARDS

Unless otherwise agreed, Distributor is expected to purchase no less than the following dollar volume (or, if applicable, type) of Products during the following contract years:

Contract Year 1 (i.e., August 10, 2015 – August 9, 2016): [***] Fiagon Navigation Systems

Contract Year 2 (i.e., August 10, 2016 – August 9, 2017): [***] Fiagon Navigation Systems

Contract Year 3 (i.e., August 10, 2017 – August 9, 2018): [***] Fiagon Navigation Systems

Contract Year 4 (i.e., August 10, 2018 – August 9, 2019): [***] Fiagon Navigation Systems

Contract Year 5 (i.e., August 10, 2019 – August 9, 2020): [***] Fiagon Navigation Systems

The Distributor shall provide Fiagon more detailed and specific forecasts of its expected purchases in accordance with Section 3, but such forecasts shall respect the above mentioned system purchase expectations.

During the Term of this Agreement, Distributor is expected to purchase [***] of disposable and accessory items (not counting service contract revenue) during each of the first five 12-month periods following the order of a Fiagon Navigation System by Entellus, for a total of [***] in disposable and accessory items over the course of five contract years for each ordered Fiagon Navigation System.

Further, Distributor is expected to purchase an additional [***] of disposable and accessory items (not counting service contract revenue) during the first 12-month period following the Effective Date and [***] of disposable and accessory items (not counting service contract revenue) during the 2nd, 3rd, 4th, and 5th 12-month period following the Effective Date.

Should the Distributor’s Product purchases exceed the above-prescribed Product purchase expectations for one of the prescribed time periods, then those surplus purchases shall be applied towards the purchase expectations of subsequent time periods.

Should Distributor fail to meet the above-prescribed performance standards, then Fiagon’s sole remedy hereunder shall be: i) an option in its sole discretion to immediately replace all or part of the exclusive distribution rights granted to Distributor in Section 1(a)(i) in favor of a non-exclusive distribution right or ii) terminate this Agreement per the terms in Section 8c.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT F

STANDARD TERMS AND CONDITIONS

FOR SALES OF PRODUCTS

1. Orders. Distributor will place orders for Products in the manner described in Fiagon NA’s distributor policies and procedures. No order is deemed placed until accepted in writing by Fiagon NA. The terms of the Distributor Agreement shall apply to all orders. Fiagon NA will make good faith efforts to fulfill orders by the estimated ship date established at the time the order was placed but that date is an estimate and Fiagon NA cannot guarantee that it will be met. Furthermore, if Distributor’s order volume materially departs from its forecast volume, fulfillment of some of Distributor’s orders may have to be delayed in order to enable Fiagon NA to fill orders of distributors whose order volumes are consistent with their forecasts.

2. Delivery. Unless otherwise agreed in writing, each purchase is FOB Fiagon NA’s facility in Austin, Texas, USA. Distributor is solely responsible for causing the Products to be delivered to the location requested in the accepted order. All risks of loss or damage during transport from Fiagon NA’s facility to Distributor rest with Distributor. Distributor should promptly inspect the Products upon receipt. If Fiagon NA is not informed of any non-conformity with Distributor’s order within ten (10) calendar days of receipt, the Products contained in that delivered order are deemed to have been accepted by Distributor.

3. Taxes. Distributor is exclusively responsible for, and shall pay all sales, use, or other taxes or duties related to the sales of Products to Distributor or to the delivery of the Products into Distributor’s territory, while Fiagon is exclusively responsible for, and shall pay, all taxes levied on manufacturers or importers of the Products including the Medical Device Excise Tax.

4. Payment Terms; Title. Payment terms on the Products shall be Net 30. Distributor shall not be entitled to withhold any payment due to Fiagon by way of set-off or counter-claim. Fiagon NA is authorized to file financing statements to provide notice that it retains an interest in Products for which Distributor has not paid in full. If Distributor fails to pay for Products within the time provided in its credit arrangement with Fiagon NA, is the subject of a voluntary or involuntary bankruptcy petition, or is reasonably deemed to be insolvent, Fiagon NA shall be entitled to secure possession of the Products for which it is still owed money and Distributor shall cooperate in the delivery of that possession.

5. Late Payment. Unless otherwise provided in a credit agreement between the parties, Fiagon NA shall be entitled to apply finance charges at the rate of 1.5% per month on the overdue balance or such lower rate as may be required by law. Distributor shall pay all costs, including reasonable attorneys’ fees, incurred by Fiagon NA in any litigation to collect what is owed to it.

6. Warranty. Distributor, and Distributor’s customers, shall receive the warranty applicable to the Products purchased from Fiagon NA as set forth in Section 7 of the Distributor Agreement. The limitation of liability provisions of the Distributor Agreement apply to all Product orders.

7. Force Majeure. As provided in the Distributor Agreement, Fiagon NA is not responsible for any delays caused by acts of God, war, strikes, computer failure, or other actions beyond its reasonable control.

8. Exclusive Terms. These Standard Terms and Conditions, along with the Distributor Agreement, contain the exclusive agreement with respect to all orders for, and sales of Products and controls over any purported terms to which Fiagon NA has not agreed in writing.

9. Forum Selection. Any dispute arising from, or relating to a Product order or shipment shall be exclusively resolved in the federal and state courts of the State of New York, USA, and both parties consent to the jurisdiction of such courts.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit G

List of the other distribution agreements that grant a third person or entity rights to distribute a Fiagon branded product to ENT physicians in offices, clinics, and surgery centers located within the Territory and the dates that such distribution rights are reasonably projected to expire:

1.	[***] shall have the right to sell Fiagon branded products to the following [***] ENT accounts:

[***]

2.	[***] shall have the right to sell Fiagon branded products to [***].

3.	[***] shall have the right to sell Fiagon branded products to the following [***] ENT accounts:

[***]

Fiagon warrants that these limited distribution rights for these other distributors shall expire no later than [***].

F-4